March 19, 2014

EAGLE ROCK ENERGY PARTNERS, L.P. ANNOUNCES FILING OF ITS DEFINITIVE PROXY STATEMENT WITH SEC AND DATE FOR SPECIAL MEETING FOR UNITHOLDER APPROVAL FOR REGENCY TRANSACTION

HOUSTON - Eagle Rock Energy Partners, L.P. (NASDAQ:EROC) (the “Partnership”) announced today that it has filed a definitive proxy statement with the U.S. Securities and Exchange Commission (“SEC”) regarding the contribution of its Midstream Business to Regency Energy Partners LP (NYSE: RGP)(“Regency”) and has set the date for a special meeting of its unitholders to approve the transaction.
The Partnership’s special meeting of unitholders will be held on Tuesday, April 29th at 9:00 a.m., local time, at 1415 Louisiana Street, Suite 2700, Houston, Texas 77002.
All unitholders of record as of the close of business on Thursday, March 6th will be entitled to vote their units either in person or by proxy.  If you have any questions or need assistance voting your shares, please contact the Partnership’s proxy solicitation agent, Morrow & Co., LLC at (800) 449-0910.
The transaction, which is expected to be completed in the first half of 2014, remains subject to the satisfaction of the closing conditions set forth in the Contribution Agreement, including the approval of Eagle Rock’s unitholders, Hart-Scott-Rodino Antitrust Improvements Act of 1976 approval and other customary closing conditions.
About the Partnership
The Partnership is a growth-oriented master limited partnership engaged in two businesses: a) midstream, which includes (i) gathering, compressing, treating, processing and transporting natural gas; (ii) fractionating and transporting natural gas liquids (NGLs); (iii) crude oil and condensate logistics and marketing; and (iv) natural gas marketing and trading; and b) upstream, which includes exploiting, developing, and producing hydrocarbons in oil and natural gas properties.
Contacts:
Eagle Rock Energy Partners, L.P.
Jeff Wood, 281-408-1203
Senior Vice President and Chief Financial Officer
Adam Altsuler, 281-408-1350
Vice President, Corporate Finance and Investor Relations; Treasurer
Additional Information and Where to Find It
This press release does not constitute the solicitation of any vote, proxy or approval. This press release relates to a potential transaction between Eagle Rock and Regency. This press release is not a substitute for any proxy statement or any other document which the Partnership may file with the SEC in connection with the proposed transaction. In connection with the proposed transaction, Eagle Rock has filed a definitive proxy statement with the SEC on March 18, 2014. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Any such documents will be available free of charge through the website maintained by the SEC at www.sec.gov or by directing a request to Eagle Rock’s Investor Relations Department, Eagle Rock Energy, L.P., 1415 Louisiana Street, Suite 2700, Houston, TX 77002, telephone number (281) 408-1200.
Participants in the Solicitation
Eagle Rock and Regency and their respective general partner’s directors and executive officers may be deemed to be participants in the solicitation of proxies from the unitholders of Eagle Rock in respect of the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the unitholders of Eagle Rock in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement when it is filed with the SEC.
Eagle Rock is a growth-oriented master limited partnership engaged in two businesses: a) midstream, which includes (i) gathering, compressing, treating, processing and transporting natural gas; (ii) fractionating and transporting natural gas liquids (NGLs); (iii) crude oil and condensate logistics and marketing; and (iv) natural gas marketing and trading; and b) upstream, which includes exploiting, developing, and producing hydrocarbons in oil and natural gas properties.
Regency is a growth-oriented master limited partnership engaged in natural gas gathering and processing, transportation, contract compression and treating, crude oil gathering, water gathering and disposal, and natural gas liquids transportation, fractionation and storage. Regency’s general partner is owned by Energy Transfer Equity, L.P. (NYSE: ETE).
Forward-Looking Statements
This news release may include "forward-looking statements." All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements and speak only as of the date on which such statement is made. These statements are based on certain assumptions made by the Partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership. These include, but are not limited to, risks related to volatility of commodity prices; market demand for crude oil, natural gas and natural gas liquids; the effectiveness of the Partnership's hedging activities; the Partnership's ability to retain key customers; the Partnership's ability to continue to obtain new sources of crude oil and natural gas supply; the availability of local, intrastate and interstate transportation systems and other facilities to transport crude oil, natural gas and natural gas liquids; competition in the oil and gas industry; the Partnership's ability to obtain credit and access the capital markets; general economic conditions; and the effects of government regulations and policies. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Partnership's actual results and plans could differ materially from those implied or expressed by any forward-looking statements. The Partnership assumes no obligation to update any forward-looking statement as of any future date. For a detailed list of the Partnership's risk factors, please consult the Partnership's Form 10-K, filed with the SEC for the year ended December 31, 2013 and the Partnership's Forms 10-Q filed with the SEC for subsequent quarters, as well as any other public filings and press releases.